Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street, NW | Washington, DC 20036-3006 | tel 202.663.8000 | fax 202.663.8007

February 22, 2018

National Retail Properties, Inc.

450 South Orange Avenue

Orlando, FL 32801

Ladies and Gentlemen:

We are acting as counsel for National Retail Properties, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), including the prospectus included therein (the “Prospectus”) relating to the registration thereunder of an indeterminate amount of all or any combination of the Company’s (a) debt securities of the Company (the “Debt Securities”), (b) preferred stock (the “Preferred Stock”), (c) preferred stock represented by depositary shares (the “Depositary Shares”), (d) common stock (the “Common Stock”), or (e) warrants to purchase Common Stock or Preferred Stock (the “Warrants”). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to herein as the “Securities.”

The Debt Securities will be issued under the indenture filed as Exhibit 4.2 to the Registration Statement between the Company and U.S. Bank National Association (successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee (the “Trustee”), together with one or more indenture supplements described in the prospectus supplement applicable thereto and incorporated by reference into Registration Statement (such indenture, as so modified or supplemented, the “Indenture”).

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to any of the Debt Securities, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and the Prospectus and the prospectus supplement applicable thereto and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion or

February 22, 2018

exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	With respect to any shares of any particular series of the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of such series, the offering of such shares and related matters, including the filing of articles supplementary to the Company’s articles of incorporation conforming to the Maryland General Corporation Law (the “MGCL”) with respect to such series with the Maryland State Department of Assessments and Taxation (“SDAT”), and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and the Prospectus and the prospectus supplement applicable thereto and in accordance with such action of the Board, such shares (including any shares of a series of the Preferred Stock duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will be validly issued, fully paid and nonassessable.

3.	With respect to any of the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of a certificate of articles supplementary to the Company’s articles of incorporation conforming to the MGCL regarding the Preferred Stock with SDAT, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) the depositary receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

4.	With respect to any shares of the Common Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of the offering of such shares and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and the Prospectus and the prospectus supplement applicable thereto and in accordance with such action of the Board, such shares (including any shares of the Common Stock duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will be validly issued, fully paid and nonassessable.

5.	With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 22, 2018

The opinion set forth in paragraph 1 above is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

In connection with the opinions expressed above, we have assumed that (a) at or prior to the time of the delivery of any of the Securities, the Registration Statement, including any amendments thereto (including post-effective amendments), will be effective under the Act and a supplement to the Prospectus applicable to the offer and sale of such Securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Act, (b) at or prior to the time of the issuance of any of the Securities, the Board shall not have rescinded or otherwise modified its authorization of such Securities, (c) in the case of the issuance of shares of the Common Stock or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares therefor under its First Amended and Restated Articles of Incorporation at the time of such issuance and (d) in the case of the issuance of any of the Debt Securities, neither the establishment of any terms of such Debt Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Debt Securities will require any authorization, consent, approval or license of, or any exemption from, or any registration or filing with, or any report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the MGCL and the law of the State of New York in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to the law of the State of New York and the MGCL, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP